                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                  INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK

                                       OF

                        STERIGENICS INTERNATIONAL, INC.

                                       AT
                              $27.00 NET PER SHARE
                                       BY
                             IBA ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           ION BEAM APPLICATIONS S.A.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                        AT MIDNIGHT, NEW YORK CITY TIME,
            ON THURSDAY JULY 15, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                June 17, 1999

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated June 17, 1999 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by IBA Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly owned subsidiary of Ion Beam Applications s.a., a Belgian corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of SteriGenics International, Inc., a Delaware corporation (the "Company"), at a purchase price of $27.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender for such Shares can be made only by us as the holder of record and pursuant to your instructions.

We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.  The tender price is $27.00 per Share, net to the seller in cash.

2. This Offer is being made pursuant to the terms of a Merger Agreement, dated as of June 10, 1999 (the "Merger Agreement") by and among the Company, Purchaser, Ion Beam Applications G.P. and Parent. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be an indirect, wholly owned subsidiary of Parent.

3. The Board of Directors of the Company has approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders and recommends that stockholders of the Company accept the Offer and tender their Shares.

4. The Offer and withdrawal rights will expire at midnight, New York City time, on Thursday July 15, 1999, unless extended.

5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES OF COMMON STOCK, TOGETHER WITH THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK, WHICH, WHEN COMBINED WITH THE SHARES ALREADY OWNED BY PARENT, PURCHASER AND THEIR AFFILIATES, CONSTITUTES A MAJORITY OF THE TOTAL NUMBER OF OUTSTANDING ON A DILUTED BASIS (INCLUDING FOR PURPOSES OF SUCH CALCULATION ALL SHARES ISSUABLE UPON EXERCISE OF ALL VESTED AND UNVESTED STOCK OPTIONS, AND CONVERSION OF CONVERTIBLE SECURITIES OR OTHER RIGHTS TO PURCHASE OR ACQUIRE SHARES) AND (2) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

6. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                 TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
          INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR
                         PARTICIPATING PREFERRED STOCK

                                       OF

                        STERIGENICS INTERNATIONAL, INC.

                                       AT
                              $27.00 NET PER SHARE
                                       BY
                             IBA ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           ION BEAM APPLICATIONS S.A.

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated June 17, 1999, of IBA Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Ion Beam Applications s.a. and the related Letter of Transmittal, relating to shares of common stock, par value $.001 per share (the "Shares"), of SteriGenics International, Inc., a Delaware corporation.

This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.
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
NUMBER OF SHARES TO BE TENDERED:                                                 SIGN HERE

---------------------------------------------SHARES       -------------------------------------------------------

                                                          -------------------------------------------------------
                                                                                Signature(s)

                                                          -------------------------------------------------------

                                                          -------------------------------------------------------
Account Number: --------------------------------------           Please print name(s) and address(es) here

Dated:               , 1999

                                                          -------------------------------------------------------
                                                                Tax Identification or Social Security Number

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*   Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.